SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2011

Neffs Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-32605	23-2400383
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5629 Route 873, P.O. Box 10, Neffs, Pennsylvania	18065-0010
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (610) 787-3875

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This current report contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding the completion of the “going-private” transaction of Neffs Bancorp, Inc. (the “Registrant”) and the trading of the Company’s Series A Preferred Stock on the Pink OTC Markets Pink Quote following the completion of the transaction.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to strategic objectives, anticipated financial results, future business prospects and decisions that are subject to change.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

Item 8.01	Other Events

The Registrant expects to complete its “going-private” transaction through the merger of NBI Merger Sub, Inc., a recently formed subsidiary of the Registrant, with and into the Registrant as of the close of business July 29, 2011.  The Registrant anticipates that its common stock will continue to be quoted, and the Series A Preferred Stock to be issued in the transaction will be quoted, on Pink OTC Markets Pink Quote, more commonly referred to as the “Pink Sheets,” although it is not expected that the Series A Preferred Stock will be immediately quoted on the Pink Sheets following the completion of the transaction.

Item 9.01.	Financial Statements and Exhibits

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEFFS BANCORP, INC.

DATE: July 27, 2011	By:	/s/ Kevin A. Schmidt
Kevin A. Schmidt
Vice President
(Duly Authorized Representative)